UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2022

Robinhood Markets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40691	46-4364776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Willow Road

Menlo Park, CA 94025

(Address of principal executive offices) (Zip Code)

(844) 428-5411

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	HOOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On August 2, 2022, Robinhood Markets, Inc. (the “Company,” “we,” or “us”) filed a Current Report on Form 8-K (the “Original 8-K”) which, among other things, disclosed that on August 2, 2022 the Company had announced a reduction in force and related matters (the “August 2022 Restructuring”). This Amendment No. 1 to the Original 8-K (this “Amendment No. 1”) is being filed to amend and update the disclosures under Item 2.05 in the Original 8-K and includes additional disclosure under Item 2.06 below. The other items in the Original 8-K are not being amended and are not presented below; they speak as of the filing date of the Original 8-K.

Item 2.05 – Costs Associated with Exit or Disposal Activities

August 2022 Restructuring [Update]

As we continue to execute the August 2022 Restructuring, our lower headcount has led us to evaluate our real estate portfolio. On September 30, 2022, we decided to partially or completely close five additional offices as part of the August 2022 Restructuring, four of which are recent leases that have not been occupied. No employees are being terminated as a result of these actions.

We expect these additional office closures will result in incremental restructuring-related charges of approximately $45 million (substantially all of which will be incurred in the third quarter of 2022), and we expect this decision will generate additional run-rate savings of approximately $4 million per quarter, starting in the fourth quarter of 2022 and running through the first quarter of 2024, and savings of lesser amounts thereafter.

As a result of these actions, we are revising our originally estimated restructuring charge range of $45 million to $60 million; our new estimate is that we will incur total restructuring-related charges of approximately $90 million to $105 million (excluding the impact of share-based compensation) in connection with the August 2022 Restructuring, substantially all of which we expect to incur in the third quarter of 2022. This updated range consists of approximately $30 million to $40 million of cash restructuring and related charges (as originally estimated) primarily related to employee severance and benefits costs (excluding the impact of share-based compensation) and approximately $60 million to $65 million of charges related to office closures and contract termination fees (including impairments of approximately $50 million).

We continue to expect a net reversal of share-based compensation of $40 million to $50 million in the third quarter of 2022 as a result of the August 2022 Restructuring, as described in the Original 8-K.

If we subsequently determine that we will incur additional material restructuring costs or charges or there are material differences from the ranges provided above, we will file another amendment to the Original 8-K to disclose any such material costs, charges, or differences.

Item 2.06 – Material Impairments

The disclosures above in Item 2.05 of this Amendment No. 1 are incorporated by reference into this Item 2.06.

Cautionary Note Regarding Forward-Looking Statements

This Amendment No. 1 contains forward-looking statements, including with respect to our estimates and expectations in connection with the August 2022 Restructuring. Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this Amendment No. 1. Factors that contribute to the uncertain nature of our forward-looking statements include, among others, adverse legal, reputational and financial effects on the Company resulting from the August 2022 Restructuring; and potential operational disruptions as a result of the August 2022 Restructuring. Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results is included in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 as well as our other filings with the SEC, which are available on the SEC’s web site at www.sec.gov. Except as otherwise noted, all forward-looking statements are made as of the filing date of this Amendment No. 1 and are based on information and estimates available to us at this time. Except as required by law, we assume no obligation to update any of the statements in this Amendment No. 1 whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this Amendment No. 1 with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robinhood Markets, Inc.

Date: September 30, 2022	By:	/s/ Jason Warnick
	Name:	Jason Warnick
	Title:	Chief Financial Officer

3